Exhibit 23.2

Consent of TransAsia Lawyers, PRC Counsel

March 2, 2004

Sohu.com Inc.

7 Jianguomen Nei Avenue

Bright China Chang An Building

Tower 2, Room 1519

Beijing 100005

People’s Republic of China

Dear Sirs,

Annual Report on Form 10-K for year ended December 31, 2003

We hereby consent to the references to our firm under the heading “Government Regulation and Legal Uncertainties” in this Annual Report on Form 10-K.

Very truly yours,

/s/ Philip Qu

Philip Qu

Partner